EXHIBIT 10.40

SECOND AMENDING AGREEMENT

This Second Amending Agreement is made as of August 7, 2008 (the "Effective Date").

Between:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia and having its Industry Liaison offices at #103 – 6190 Agronomy Road, Vancouver, British Columbia, V6T 1Z3

(the “University”)

- and -

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada, and having offices at Suite 400, 1001 West Broadway, Vancouver, British Columbia, V6H 4B1

(the “Licensee”)

WHEREAS:

A.

The University and the Licensee entered into a license agreement with an effective date of April 5, 2005 with respect to Hsp27 (the “Original Hsp27 License Agreement”) pursuant to which the University granted the Licensee an exclusive worldwide license to the Technology, as defined in the Original Hsp27 License Agreement;

B.	The University and the Licensee entered into an amending agreement effective as of August 30, 2006 with respect to the Original Hsp27License Agreement (the "Amending Agreement");

C.

The University and the Licensee now wish to further amend the Original Hsp27 License Agreement as set out below (the Original Hsp27 License Agreement as amended by the Amending Agreement is hereinafter referred to as the "Hsp27License Agreement"); and

D.

On May 27, 2008, the Licensee entered into an arrangement agreement (the “Arrangement Agreement”) with Sonus Pharmaceuticals, Inc. (“Sonus”) pursuant to which the Licensee and Sonus propose to effect an arrangement under Section 192 of the Canada Business Corporations Act on the terms and conditions set forth in the Arrangement Agreement (the “Arrangement”).

Now therefore, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

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1.        Article 6.5 of the Hsp27 License Agreement is hereby amended by deleting the preamble of Article 6.5 and replacing it with the following:

"Until the Arrangement becomes effective or the Licensee becomes a reporting issuer for equity securities under the Securities Act of British Columbia, or under the applicable securities legislation in any other jurisdiction which has jurisdiction over the issuance of securities of the Licensee, the Licensee shall provide to UBC:"

2.        Article 6.6 of the Hsp27 License Agreement is hereby amended by deleting the amendment in the Amending Agreement and replacing it with the following:

"UBC consents to the termination of any shareholders agreements to which UBC and the Licensee may be party, upon the earlier of (i) the Licensee becoming a reporting issuer under the Securities Act of British Columbia; and (ii) the Arrangement becoming effective."

3.	The following is added as Article 10.7 of the Hsp27 License Agreement:

"10.7  Notwithstanding anything contained in this Article, the parties acknowledge and agree that the Licensee may disclose Confidential Information to the extent that may be required by applicable securities laws in connection with a public company acquiring control of the Licensee and thereafter to comply with such public company’s disclosure obligations. If required to make such disclosure by any applicable securities laws, the Licensee shall inform UBC in writing by giving notice and will consider any reasonable comments UBC may have. Such notice shall be generally not less than 48 hours prior to public disclosure unless a delay of 48 hours would violate applicable securities laws, in which case notice shall be as soon as practicable."

4.        Except as modified herein, the University and the Licensee confirm that the Hsp27 License Agreement remains unmodified and in full force and effect.

5.        The Hsp27 License Agreement as modified by this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SIGNED FOR AND ON BEHALF OF

THE UNIVERSITY OF BRITISH COLUMBIA

by its duly authorized officers:

                                                                                          J. P. Heale, PhD, MBA

/s/ J. P. Heale                                                                     Associate Director

Authorized Signatory                                                           University-Industry Liaison Office

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Authorized Signatory

SIGNED FOR AND ON BEHALF OF

ONCOGENEX TECHNOLOGIES INC.

By its duly authorized officer:

/s/ Scott Cormack

Authorized Signatory

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